EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the NXG NextGen Infrastructure Income Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the NXG NextGen Infrastructure Income Fund for the year ended November 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the NXG NextGen Infrastructure Income Fund for the stated period.

/s/ John Musgrave		/s/ Blake R. Nelson
John Musgrave Principal Executive Officer NXG NextGen Infrastructure Income Fund		Blake R. Nelson Principal Financial Officer NXG NextGen Infrastructure Income Fund

Dated:	February 6, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by NXG NextGen Infrastructure Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.